As filed with the Securities and Exchange Commission on January 18, 2002
                                                             File No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ON FORM S-8
                                  ------------

                               NEBO Products, Inc.
             (Exact name of registrant as specified in its charter)
                                  ------------

         Utah                                                       87-0637063
(State or other jurisdiction                             I.R.S. Employer
of incorporation or organization)                       Identification No.

                          12382 Gateway Parkplace #300
                               Draper, Utah 84020
                                  801-495-2150
              (Address of Principal Executive Offices and Zip Code
                         and Telephone Number of Issuer)

                             2001 Stock Option Plan
                        --------------------------------

                                  SCOTT HOLMES
                             CHIEF EXECUTIVE OFFICER
                               NEBO PRODUCTS, INC.
                          12382 Gateway Parkplace #300
                               Draper, Utah 84020
                                  801-495-2150
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             KEVIN R. PINEGAR, ESQ.
                            C. PARKINSON LLOYD, ESQ.
                             DURHAM JONES & PINEGAR
                          111 East Broadway, Suite 900
                            Salt Lake City, UT 84111
              Telephone: (801) 415-3000; Facsimile: (801) 415-3500



                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
Title of each class                          Proposed maximum          Proposed maxi-
of securities to be        Amount to be      offering price per        mum aggregate    Amount of
registered                 registered(1)     share(2)                  offering price   registration fee(3)
-------------------------------------------------------------------------------------------------------------------

Common Stock             7,000,000 shares     $0.65                    $4,550,000        $1,088

-------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also covers an indeterminate number of Common Shares that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, based upon the exercise price of the options and the last sale price of the common stock.

(3) $239 per $1,000,000 of aggregate offering price, pursuant to Section 6(b) of the Securities Act of 1933.

                               NEBO Products, Inc.
                        7,000,000 Shares of Common Stock

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees and consultants as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"). This registration statement covers shares of common stock of the company underlying all options issuable under the Company's 2001 Stock Option Plan.

Copies of the plan are incorporated into this Registration Statement by reference.

Item 2.  Registration Information and Employee Plan Annual Information.

         Registrant shall provide to the Participant, without charge, upon oral or written request, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The Registrant shall also provide to the Participant, without charge, upon oral or written request, all of the documents required to be delivered to the Participant pursuant to Rule 428(b). Any and all such requests shall be directed to the Registrant at the address set forth on the cover page hereof. Its telephone number is (801)495-2150.


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference


     The following documents filed with the Commission by the Company are incorporated herein by reference:


          (a) Description of the class of securities of the Company to be offered, (incorporated by reference to the Registration Statement of the Company previously filed (Registration No. 333-56552)), and


          (b) Quarterly reports on Form 10-QSB filed by the Company for the quarters ended June 30, 2001, and September 30, 2001.


     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the termination of the offering to which this prospectus relates, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents.

         The Company will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any incorporated documents if not delivered with this prospectus. Requests for copies should be delivered to NEBO Products, Inc., Attention: Mont Warren, CFO, 12382 Gateway Parkplace #300, Draper, Utah 84020, Telephone 801-495-2150.


         In addition, the Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company's filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document the Company files at the SEC's Public Reference Rooms in Washington, D.C., and Chicago, Illinois. The Public Reference Room in Washington, D.C. is located at 450 Fifth Street, N.W. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms.


Item 4.           Description of Securities.


      Not applicable.


Item 5.           Interests of Named Experts and Counsel.


      None.


Item 6.           Indemnification of Directors and Officers.


         Article VII of the Company's Bylaws limits the liability of directors to the fullest extent permitted by Utah law. In addition, Article VII of the Bylaws provides that the Company will indemnify its directors and officers to the fullest extent permitted by Utah law. The Company also intends to obtain directors' and officers' liability insurance.


         Section 16-10a-902 of the Utah Revised Business Corporations Act provides that a corporation may indemnify any individual who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, because he is or was a director of the corporation or is or was serving at its request as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan, against any obligation incurred with respect to a proceeding, including any judgment, settlement, penalty, fine or reasonable expenses (including attorneys' fees), incurred in the proceeding if his conduct was in good faith, he reasonably believed that his conduct was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; except that (i) indemnification under Section 902 in connection with a proceeding by or in the right of the corporation is limited to payment of reasonable expenses (including attorneys' fees) incurred in connection with the proceeding and (ii) the corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

         Section 16-10a-903 of the Utah law provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he was a party because he is or was a director of the corporation, against reasonable expenses (including attorneys' fees) incurred by him in connection with the proceeding or claim with respect to which he has been successful.


         In addition to the indemnification provided by Sections 902 and 903,
Section 16-10a-905 of the Utah law provides that, unless otherwise limited by a corporation's articles of incorporation, a director may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application and after giving any notice the court considers necessary, (i) the court may order mandatory indemnification under Section 903, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification, or (ii) upon the court's determination that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances and regardless of whether the director met the applicable standard of conduct set forth in Section 902, the court may order indemnification as the court determines to be proper, except that indemnification with respect to certain proceedings resulting in a director being found liable for certain actions against the corporation may be limited to reasonable expenses (including attorneys' fees) incurred by the director.


         Section 16-10a-904 of the Utah law provides that a corporation may pay for or reimburse the reasonable expenses (including attorneys' fees) incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if (i) the director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 902, (ii) the director furnishes to the corporation a written undertaking, executed personally or in his behalf, to repay the advance if it is ultimately determined that he did not meet the required standard of conduct, and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under
Section 904.


         Section 16-10a-907 of the Utah law states that unless a corporation's articles of incorporation provide otherwise, (i) an officer of the corporation is entitled to mandatory indemnification and is entitled to apply for court ordered indemnification, in each case to the same extent as a director, (ii) the corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as a director, and
(iii) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent than the right of indemnification granted to directors, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.


         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company's directors, officers, and controlling persons under these provisions of our articles of incorporation and bylaws, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


Item 7.           Exemption from Registration Claimed.


     Not applicable.


Item 8.           Exhibits.

4.1  2001 Stock  Option Plan  [Incorporated  by reference to Exhibit 99.1 of the
     Registration Statement on Form SB-2 (Registration No. 333-56552), as amended, previously filed by the company.

4.2  Form of Employee Incentive Stock Option Agreement


5 Opinion of Durham Jones & Pinegar PC regarding validity of common stock registered herein.


23(a) Consent of Tanner+Co.


23(b)Consent of Durham  Jones & Pinegar PC  (included  in the  opinion  filed as
     Exhibit 5 to this Registration Statement)


Item 9.           Undertakings.


(a) The undersigned Company hereby undertakes:


                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.


(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, January 17, 2002.

                                    NEBO Products, Inc.


                                    By  /s/ Scott Holmes
                                       -------------------------------------
                                       Scott Holmes
                                       Chief Executive Officer

                                POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott Holmes and Mont Warren, and each of them, as attorney-in-fact, with the power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.


Signature                        Title                       Dated



--------------------------       Chairman and CEO            1/17/2002
Scott Holmes


--------------------------       CFO (Principal              1/17/2002
Mont Warren                      Accounting Officer)


--------------------------       Director                    1/17/2002
Darin Malchus

EXHIBIT INDEX


Exhibits

4.1   2001 Stock Option Plan (incorporated by reference)

4.2   Form of Employee Incentive Stock Option Agreement

5. Opinion of Durham Jones & Pinegar PC regarding validity of common stock registered herein.

23(a) Consent of Tanner+Co.

23(b) Consent of Durham Jones & Pinegar PC  (included  in the  opinion  filed as
      Exhibit 5 to this Registration Statement).